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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Corrected Balance Sheet at                Filed
             September 30, 1997                        herewith
             (Unaudited, subject to adjustment)

   B         Corrected Statement of Income and         Filed
             Accumulated Deficit for the twelve        herewith
             months ended September 30, 1997
             (Unaudited, subject to adjustment)

   C         Corrected Statement of Cash Flows         Filed
             for the twelve months ended               herewith
             September 30, 1997
             (Unaudited, subject to adjustment)